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                          [Arthur Andersen Letterhead]

                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use in this registration statement of our reports dated January 19, 1999, and January 26, 1998, included herein and to all references to our Firm included in this registration statement.

                       /s/ Arthur Andersen LLP

Omaha, Nebraska
April 12, 1999